CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement No. 333-101231 and 811-21254 on Form N-4 of our report dated April 28, 2025, relating to the statutory basis financial statements of Woodmen of the World Life Insurance Society appearing in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the heading “Financial Statements” in such Registration Statement.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
April 28, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-101231 and 811-21254 on Form N-4 of our report dated April 28, 2025, relating to the financial statements and financial highlights of the subaccounts of WoodmenLife Variable Annuity Account appearing in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the heading “Financial Statements” in such Registration Statement.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
April 28, 2025